Exhibit 4.3

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of June 3, 2002, by and among GFI Group Inc., a Delaware corporation (the “Company”), and each of (i) the stockholders of the Company’s Class B common stock, par value $0.01 per share, whose names and addresses are set forth on Schedule A attached hereto (the “Fenics Stockholders”), (ii) the stockholders of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share, whose names and addresses are set forth on Schedule B attached hereto (the “Series A Stockholders”), (iii) the stockholders of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share, whose names and addresses are set forth on Schedule C attached hereto (the “Series B Stockholders”), (iv) the stockholders of the Company’s Series C Redeemable Convertible Preferred Stock, par value $0.01 per share, whose names and addresses are set forth on Schedule D attached hereto (the “Series C Stockholders”), (v) the stockholders of the Company’s Class B common stock, par value $0.01 per share, whose names and addresses are set forth on Schedule E attached hereto (the “Class B Common Stockholders”) and (v) the stockholders of the Company’s Class A common stock, par value $0.01 per share, whose names and addresses are set forth on Schedule F attached hereto (the “Class A Common Stockholders” and, together with the Fenics Stockholders, the Series A Stockholders, the Series B Stockholders, the Series C Stockholders and the Class B Common Stockholders, the “Stockholders”).

RECITALS

WHEREAS, the Company’s authorized capital stock consists of 475,000,000 shares, 400,000,000 of which are designated as Company common stock (the “Common Stock”), consisting of 100,000,000 shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), and 300,000,000 shares of Class B common stock, par value $0.01 per share (“Class B Common Stock”), and 75,000,000 of which are designated as preferred stock, par value $0.01 per share (“Preferred Stock”).

WHEREAS, of such 75,000,000 shares of Preferred Stock, 28,000,000 shares have been designated as Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), 2,000,000 shares have been designated as Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) and 35,373,704 shares have been designated as Series C Redeemable Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”).

WHEREAS, as of the date hereof, after giving effect to this Agreement, 55,991,541 shares of Class A Common Stock, 96,454,332 shares of Class B Common Stock, 27,000,000 shares of Series A Preferred Stock, 1,700,000 shares of Series B Preferred Stock and 35,373,704 shares of Series C Preferred Stock will be issued and outstanding.

WHEREAS, the Company, the Class A Common Stockholders, the Class B Common Stockholders, the Fenics Stockholders, the Series A Stockholders and the Series B Stockholders (the “Current Stockholders”) entered into a Stockholders Agreement, dated as of November 30, 2001 (the “Original Stockholders Agreement”), which superseded the terms of all prior agreements among such parties with respect to the subject matter of thereof, including, without limitation, (i) the Series A Shareholder Agreement, dated as of March 10, 2000, between GFInet inc. and the shareholders named therein, (ii) the Series B Shareholder Agreement, dated as of June 1, 2000, between GFInet inc. and the shareholders named therein or (ii) the Shareholders Agreement dated as of February 28, 2001, between GFInet inc. and the shareholders named therein.

WHEREAS, in connection with the consummation of the transactions contemplated by the Preferred Stock Purchase Agreement among the Series C Stockholders and the Company dated of even date herewith (the “Series C Purchase Agreement”), the Company, the Current Stockholders and the Series C Stockholders have agreed to enter into this Agreement, which amends and restates the Original Stockholders Agreement and supercedes the Original Stockholders Agreement and all prior agreements among the parties, in order to provide for certain transfer restrictions in respect of the Shares (as hereinafter defined) of the Company’s capital stock, avoid dissension among the Stockholders, prevent the transfer of shares of Common Stock to third parties which may obstruct the orderly development and management of the Company’s business and otherwise to make provisions for the future management of the Company in accordance with the particular wishes of the parties hereto.

AGREEMENT

In consideration of the premises and the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms have the following meanings:

“Adam” means Michael Adam, an individual residing in Stewarton, Ayrshire, Scotland.

“Advent” means Advent International Corporation, a Delaware corporation.

“Advent Stockholder” means any investment fund that is an Affiliate of Advent or for which Advent is the investment advisor (with full authority to bind).

“Affiliate” means, with regard to any Person, any other Person which, directly or indirectly controls, is controlled by, or is under common control with, such Person, and, with respect to any Person who is an individual, the spouse, ancestors and descendants (lineal or by marriage) thereof, or any trust(s) for the exclusive benefit of one or more of such individuals; provided, however, that no Stockholder shall be deemed an Affiliate of any other Stockholder solely by reason of any investment in the Company. “Control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Event” means, with respect to any Person, the filing of a petition in bankruptcy by or against that Person, or an assignment by that Person for the benefit of creditors, or the commencement of any proceeding under any act of Congress or governmental authority for the relief of debtors seeking the relief or readjustment of indebtedness either through reorganization, composition, extension or otherwise, or in the case of a Person that is a business entity, upon the voluntary or involuntary dissolution of that Person.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required to close in New York, New York.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on November 21, 2001, including, without limitation, any certificate of designations filed therewith relating to any class or series of capital stock of the Company, as further amended or supplement from time to time in accordance with the terms thereof.

“Employment Termination Event” means (a) the termination by the Company of a Fenics Stockholder’s employment, if any, with the Company or any of its subsidiaries “for cause” (as defined in such Fenics Stockholder’s employment agreement, as in effect on the date hereof, with the Company or any of its subsidiaries or, to the extent no written employment agreement exists on the date hereof, “for cause” or “gross misconduct” as applicable, shall be determined in good faith by the Board of Directors) or (b) a Fenics Stockholder’s willful resignation from employment, if any, with the Company or any of its subsidiaries without “good reason” (as defined in such Fenics Stockholder’s employment agreement, as in effect on the date hereof, with the Company or any of its subsidiaries or, to the extent no written employment agreement exists on the date hereof, as defined in good faith by the Board of Directors) where such Fenics Stockholder is in breach of or subsequently breaches a Restrictive Covenant contained in Article VII hereof or in his employment agreement, if any, as in effect on the date hereof.

“Encumber” means to mortgage, pledge, lien, hypothecate or otherwise encumber, or agree to encumber (the result of which is an “Encumbrance”).

“Fair Market Value” of the Company’s Common Stock on a Trading Day means the average of the closing prices for the Common Stock during the four calendar weeks immediately preceding such Trading Day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or any comparable system or, if the Common Stock is not listed on NASDAQ or a comparable system, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Common Stock selected from time to time by the Company for that purpose. In addition, for purposes of this definition, a “Trading Day” shall mean, if the Common Stock is listed on any national securities exchange, a Business Day during which such exchange was open for trading and at least one trade of Common Stock was effected on such exchange on such Business Day, or, if the Common Stock is not listed on any national securities exchange but is traded in the over-the-counter market, a Business Day during which the over-the-counter market was open for trading and at least one “eligible dealer” quoted both a bid and asked price for the Common Stock. An “eligible dealer” for any day shall include any broker-dealer who quoted both a bid and asked price for such day, but shall not include any broker-dealer who quoted only a bid or only an asked price for such day. In the event the Company’s Common Stock is not publicly traded, the Fair Market Value of such Common Stock shall be determined by a nationally recognized independent appraiser selected by the Board of Directors in good faith and reasonably acceptable to the Stockholders, or in the case where only certain Stockholders’ shares are being appraised, such reasonable acceptance shall only be from those Stockholders whose shares are being appraised.

“Fenics Purchase Agreement” means the Stock Purchase Agreement, dated as of January 19, 2001, by and among GFInet inc., each of the Fenics Stockholders and Fenics Limited, as in effect on the date hereof.

“Gamma” means, collectively, Gamma Fund I LP, a Delaware limited partnership, and Gamma GFI LP, a Delaware limited partnership.

“Involuntary Transfer” means any transaction, proceeding or action by or in which any Stockholder shall be involuntarily deprived or divested of any right, title or interest in or to any of the Shares, including, without limitation, any seizure under levy of attachment or execution, Transfer in connection with a Bankruptcy Event or other court proceeding to a trustee in bankruptcy or receiver or other officer or agent, or any Transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property.

“JPI” means Jersey Partners Inc., a New York corporation.

“Material Adverse Effect” means any circumstances, change in, or effect on either the Company or any of its subsidiaries or Affiliates, whether individually or taken as a consolidated whole, which is, or could reasonably be expected in the future to be, materially adverse to the operations, assets (tangible or intangible), intellectual property, proprietary technology, know-how, employee relationships, customer or supplier relationships, market good will, results of operations, condition (financial or otherwise), of the Company or any of its subsidiaries or Affiliates, whether individually or taken as a consolidated whole.

“Person” means any individual, estate, legal representative, trust, partnership, association, organization, firm, company or corporation, joint venture, any other business entity, unincorporated or incorporated, any nation or any state or territory thereof or any public officer, agency, board or instrumentality thereof.

“Reg S Persons” shall mean each of the Third Graymarsh Trust, The Alexandra Simon 1995 Settlement, the Michael Adam 2000 Discretionary Settlement (registered in the names of Michael Adam and John Riches, as owners) and Simon Rockall.

“Restrictive Covenant” means any covenant not to compete, not to solicit employees, customers or suppliers of goods or services to the Company, or not to disclose confidential information with respect to the Company or any of its subsidiaries or Affiliates, including, but in no way limited to, those covenants contained in Article VII hereof, and any such covenant included in any employment agreement, stock option agreement, consulting agreement, non-competition agreement, confidentiality agreement, non-solicitation agreement or any other agreement entered into by a Stockholder and the Company or any of its subsidiaries or Affiliates.

“Sale of the Company” means: (i) the sale of all, or substantially all, of the Company’s consolidated assets in any single transaction or series of related transactions; (ii) the sale of a majority of the outstanding shares of capital stock of the Company in any single transaction or series of related transactions; or (iii) any merger or consolidation of the Company with or into another corporation, unless, after giving effect to such merger or consolidation, the holders of the Company’s voting securities (on a fully-diluted basis) immediately prior to the merger or consolidation own voting securities (on a fully diluted basis) of the surviving or resulting corporation representing a majority of the ordinary voting power to elect a majority of the directors of the surviving or resulting corporation.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series C Designation” means the Certificate of Designation, Preferences and Rights of Series C Redeemable Convertible Preferred Stock of the Company.

“Series C Issue Price” shall have the meaning set forth in the Series C Designation.

“Shares” means, with respect to any Stockholder, (i) all or any shares of Common Stock of the Company (or of any other corporation into or with which the Company may be merged or consolidated, if immediately following such transaction all of the capital stock of the surviving or resulting corporation is held by persons who were Stockholders immediately preceding such transaction) now owned or hereafter acquired by such Stockholder, (ii) all or any securities exchangeable for or convertible into shares of Common Stock, and (iii) any options, rights or warrants to acquire shares of Common Stock, in each case now owned or hereafter acquired by such Stockholder. Any reference to Shares or to any number of Shares shall be adjusted upward or downward to reflect any pro rata increase or decrease in the outstanding Shares by reason of any dividend in Shares, split-up of Shares, redemption of Shares, combination of Shares into a lesser number of Shares, recapitalization, reclassification, exchange pursuant to a merger or consolidation or similar event (if immediately following such transaction all of the capital stock of the surviving or resulting corporation is held by persons who were Stockholders immediately preceding such transaction).

“TC” means, collectively, Thompson Clive Investments plc, an English public limited company, and HSBC International Trustee Limited re Thompson Clive International, a Jersey Unit Trust.

“3i” means 3i Group plc, an English public limited company.

“Transfer” means to sell, assign, convey, donate, bequeath, transfer, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise), or agree to transfer.

“Venturion” means Venturion GFJ LLC, a Delaware limited liability company.

ARTICLE II

RESTRICTIONS ON TRANSFER OR ENCUMBRANCE

Section 2.1. No Transfer Except as Herein Provided. Except in accordance with and subject to the provisions of Articles II and III of this Agreement and applicable law, no Stockholder or legal representative of a Stockholder shall voluntarily Transfer any Shares or any right, title or interest therein or thereto to a third party without the prior written consent of the Company. Neither the Shares nor any such right, title nor interest therein shall be involuntarily Transferred except in accordance with and subject to the provisions of Article IV of this Agreement and, with respect to the Fenics Stockholders, the terms of that certain Escrow Agreement, dated as of February 28, 2001, as amended, by and among Greenberg Traurig, LLP and the parties named therein (the “Escrow Agreement”). The Stockholders hereby acknowledge that, neither their Shares, nor any interest therein may be Transferred unless (1) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities or “Blue Sky” laws, or (2) the Company receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to counsel to the Company, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act and applicable state securities or “Blue Sky” laws.

Section 2.2. Limitation on Encumbrances. In order that the intention of the parties with respect to the Transfer of the Shares shall not be frustrated, impaired or restricted by any proceeding resulting from or otherwise in respect of the encumbering of any Shares, except with the prior written consent the Company, or as otherwise may arise under the Escrow Agreement, no Stockholder shall at any time Encumber any Shares unless in connection therewith the person to whom such Shares are Encumbered (the “Secured Party”) agrees that upon foreclosure (other than foreclosures arising under the Escrow Agreement) upon such Shares following any default with respect to the indebtedness or other obligation secured thereby, the Secured Party will promptly make or obtain from a third party a bona fide offer for such Shares, and the other Stockholders and the Company shall have the first right to purchase for cash at the price offered by such third party all of the Encumbered Shares upon such terms and conditions as if such third party had made an offer to purchase all of such Shares at such price pursuant to the provisions of Article III of this Agreement.

Section 2.3. Agreement to be Bound. Notwithstanding anything to the contrary contained herein, no Transfer or Encumbrance otherwise permitted or required by this Agreement shall be permitted and deemed effective if the Company determines, reasonably and in good faith, that: (i) the proposed transferee is a direct competitor of the Company; (ii) the proposed Transfer or Encumbrance is violative of federal or applicable state securities laws; (iii) the proposed Transfer or Encumbrance would result in the Company or any of its subsidiaries being an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or result in the Company or any of its subsidiaries being directly or indirectly controlled by or acting on behalf of any Person which is an “investment company” within the meaning of the Investment Company Act or (iv) subject the Company to the reporting requirements of Section 12 of 15(d) of the United States Securities Exchange Act of 1934, as amended. In addition, no Transfer or Encumbrance otherwise permitted or required by this Agreement shall be effective unless and until the proposed transferee shall execute and deliver to the Company an appropriate instrument satisfactory to the Company in which such transferee agrees to be bound by this Agreement and to observe and comply with this Agreement and with all obligations and restrictions imposed on the Stockholders hereby.

Section 2.4. Transfers in Violation of this Agreement. Transfers and Encumbrances of the Shares may only be made in strict compliance with all applicable terms of this Agreement, and any purported Transfer or Encumbrance of Shares that does not so comply with all applicable provisions of this Agreement shall be void and ineffective, and the Company shall not recognize or be bound by any such purported Transfer or Encumbrance and shall not effect any such purported Transfer on the stock transfer books of the Company.

Section 2.5. Regulation S. Each of the Reg S Persons acknowledges and agrees that, pursuant to the provisions of Regulation S promulgated pursuant to the Securities Act, their Shares cannot be sold, assigned, transferred, conveyed, pledged or otherwise disposed of to any U.S. Person (as that term is defined in Regulation S) or within the United States of America or its territories or possessions for a period of one year from and after April 5, 2001, unless such shares are registered for sale in the United States pursuant to an effective registration statement under the Securities Act or another exemption from such registration is available. Each of the Reg S Persons agrees that hedging transactions with regard to those Shares will not occur unless in compliance with the Securities Act. Each of the Reg S Persons acknowledges and agrees that the Company shall be required to refuse to register any transfer of Shares not made in accordance with applicable U.S. securities laws.

ARTICLE III

VOLUNTARY TRANSFERS

Notwithstanding anything to the contrary herein, no Transfer of Shares may be made by a Stockholder without full compliance with the terms and conditions of this Agreement and the Company shall not, and shall not be required, to recognize any such Transfer of Shares.

Section 3.1. Third Party Offer. If any Stockholder (the “Stockholder Offeree”) receives a “bona fide” written offer, whether such offer is transmitted to one or more

Stockholders of the Company, (the “Third Party Offer”) from a potential transferee (the “Third Party Offeror”) to purchase Shares owned by the Stockholder Offeree and the Stockholder Offeree proposes to accept the Third Party Offer, the Stockholder Offeree may not sell any of such Shares unless (a) such Stockholder Offeree has complied with the provisions of this Article III prior to taking any such action, or (b) such sale constitutes an “Exempt Transfer” pursuant to Section 3.11 hereof. Within ten (10) days following the receipt of the Third Party Offer, the Stockholder Offeree shall obtain from the Third Party Offeror a statement in writing addressed to the Stockholder Offeree and signed by the Third Party Offeror in as many counterparts as may be necessary (collectively, the “Statement”) setting forth (i) the date of the Statement (the “Statement Date”); (ii) the number of Shares covered by the Third Party Offer, the price per Share to be paid by the Third Party Offeror (the “Third Party Price”) and the terms of payment of such Third Party Price; (iii) a representation that the Third Party Offer has been approved by the Third Party Offeror’s board of directors (or the equivalent if the Third Party Offeror is not a corporation), if the Third Party Offeror is not an individual; (iv) the Third Party Offeror’s willingness to be bound by the terms of this Agreement if the Third Party Offer is accepted; (v) the Third Party Offeror’s name, address and telephone number; and (vi) the Third Party Offeror’s willingness to supply any additional information about itself as may be reasonably requested by any of the Stockholders other than the Stockholder Offeree (the “Other Stockholders”). The provisions of Sections 3.1 through 3.8 shall not apply to any Third Party Offer which, if consummated, would constitute a Sale of the Company pursuant to clause (ii) or (iii) of the definition thereof.

Section 3.2. Company Notice. Within five (5) days following the Statement Date, the Stockholder Offeree shall give notice (the “Company Notice”) to the Company stating that it proposes to accept the Third Party Offer. The Stockholder Offeree shall deliver (i) the Statement and (ii) evidence reasonably satisfactory to the Company as to the Third Party Offeror’s financial ability to consummate the proposed purchase (the “Financial Information”).

Section 3.3. First Option. Subject to Section 3.6 hereof, the Company shall thereupon have the irrevocable and exclusive option, but not the obligation (the “First Option”), to purchase all, or any portion of the Shares which the Third Party Offeror has proposed to purchase from the Stockholder Offeree (the “Subject Shares”) at the closing referred to in Section 3.7 hereof, and for the purchase price and on the terms set forth in Section 3.8 hereof. The First Option shall be exercised by the Company by giving notice (the “First Option Notice”) to the Stockholder Offeree within fifteen (15) days following the date of the Company Notice that the Company elects to exercise the First Option. Upon exercise of the First Option, the Company shall have the obligation to purchase that portion of the Subject Shares that it elected to purchase on and subject to the terms and conditions hereof. Failure by the Company to exercise the First Option or to give a First Option Notice on or prior to the fifteenth (15th) day after the date of the Company Notice shall be deemed an election by it not to exercise the First Option.

Section 3.4. Other Stockholders Notice. Upon the election by the Company not to exercise or to partially exercise the First Option, as the case may be, and (a) to the extent that, together with all prior Transfers of Shares by the Stockholder Offeree, the Transfer of Shares pursuant to the Third Party Offer would result in a Transfer of Shares constituting more than one percent (1%) of the aggregate number of Shares outstanding on the date of such Third Party

Offer, or (b) if the Third Party Offeror is not a then current shareholder of the Company, then the Stockholder Offeree shall give notice (the “Other Stockholders Notice”) to the Other Stockholders stating that the Company has either elected to partially exercise the First Option or has elected not to exercise the First Option. The Stockholder Offeree shall deliver with the Other Stockholders Notice (i) the Statement, (ii) the First Option Notice, if applicable, and (iii) the Financial Information.

Section 3.5. Second Option. Subject to Section 3.6  hereof and the receipt of a notice under Section 3.4 hereof, if the First Option is not exercised in full, the Other Stockholders shall thereupon have the irrevocable and exclusive option, but not the obligation (the “Second Option”), to purchase all, but not less than all, of the Subject Shares at the Closing referred to in Section 3.7 hereof and for the purchase price and on the terms set forth in Section 3.8 hereof. The Second Option shall be exercised by the Other Stockholders by giving notice (the “Second Option Notice”) to the Stockholder Offeree and the Company, within ten (10) days following the date of the Other Stockholders Notice, that such Other Stockholders elect to exercise the Second Option. Any purchase of the Subject Shares by the Other Stockholders pursuant to this Section 3.5 shall be pro rata among the Other Stockholders electing to purchase such Subject Shares, according to such Other Stockholders’ respective beneficial ownership of Common Stock (on a fully diluted basis), unless such Other Stockholders shall otherwise agree. Upon exercise of the Second Option, the exercising Other Stockholders shall have the obligation to purchase the Subject Shares on and subject to the terms and conditions hereof. Failure by any Other Stockholder entitled to exercise the Second Option to give a Second Option Notice on or prior to the tenth (10th) day after the date of the Second Option Notice shall be deemed an election by it not to exercise the Second Option. Notwithstanding anything to the contrary contained herein, in the event of a liquidation of any Stockholder entity and the distribution of Shares owned or controlled by any such entity to its current or former members or partners, such members or partners, and such liquidating entity, shall not be entitled to participate in the Second Option notwithstanding that such members or partners have become Stockholders under this Agreement pursuant to the requirements of Section 2.3 hereof.

Section 3.6. Purchases of Less than All Subject Shares. Anything in Sections 3.3 and 3.5 to the contrary notwithstanding, the Company and the Other Stockholders having the First Option and the Second Option, respectively, may pursuant to the exercise of the First Option or the Second Option purchase fewer than all of the Subject Shares, provided that the Company and such persons in the aggregate elect to purchase all, but not less than all, of the Subject Shares, and it shall be a condition precedent to the obligation of the Company, the Other Stockholders exercising the Second Option and the Stockholder Offeree to purchase or sell, as applicable, any Subject Shares that all, but not less than all, of the Subject Shares have in the aggregate been elected to be purchased pursuant to the exercise of the First Option and the Second Option.

Section 3.7. Closing; Right to Transfer. If any Subject Shares are purchased by the Company or the Other Stockholders pursuant to the First Option or the Second Option, respectively, then such purchases shall, unless the parties thereto otherwise agree, be completed at a closing to be held at the principal office of the Company at 10:00 a.m., local time, on the tenth (10th) Business Day following the exercise of the last to be exercised of the First Option or the Second Option, as the case may be. If neither the First Option nor the Second Option is exercised pursuant to this Article III, the Stockholder Offeree shall be entitled to Transfer, at any time during the 120-day period following the date on which the Company and the Other Stockholders shall have elected not to purchase the Subject Shares pursuant to the First Option and the Second Option, respectively (or shall have failed to exercise the First Option or the Second Option, as the case may be, within the time periods set forth herein), all, but not less than all, of the Subject Shares for a purchase price that is no less than the Third Party Price and upon terms that, in the aggregate, are no less favorable than those stated in the Third Party Offer. If the Subject Shares are not purchased by the Third Party Offeror within such 120-day period, the restrictions provided for in this Article III shall again become effective, and no Transfer of such Subject Shares otherwise permitted by this Agreement may thereafter be made without again offering the same to the Company and the Other Stockholders in accordance with the terms and conditions of this Article III.

Section 3.8. Purchase Price. The purchase price for any Subject Shares sold pursuant to the First Option or the Second Option shall be no less than the Third Party Price. The purchase and sale shall otherwise be on the applicable terms and conditions of the Third Party Offer. The full amount of the purchase price for any Subject Shares purchased pursuant to this Article III shall be paid in full in cash, or by certified or cashier’s check, at the closing described in Section 3.7  hereof. In the event that the subject Third Party Offer provides for payment for any of the Subject Shares, in whole or in part, by means of any consideration other than cash, the Company and the Other Stockholders (as applicable) may purchase the Subject Shares pursuant to the First Option or Second Option, respectively, for such consideration, if reasonably available to the Company and Other Stockholders, or if not, for its cash equivalent. The cash equivalent of such consideration shall be fixed by a competent independent appraiser mutually selected by the Company and the Stockholder Offeree. In the event the Company and the Stockholder Offeree cannot select a mutually acceptable appraiser, each shall select a competent, independent appraiser, which appraisers shall then select a third competent, independent appraiser, whose determination as to value shall be conclusive and binding on the parties.

Section 3.9. Participation in Approved Sale. No Stockholder will proceed with a transaction which, if consummated, would constitute a Sale of the Company under clause (ii) or (iii) of the definition thereof without complying with the provisions of this Section 3.9.

(a) If the Stockholder(s) of the Company holding a majority of the outstanding shares of capital stock of the Company (regardless of class or series of capital stock of the Company) entitled to vote thereon (voting as a single class of Common Stock) approve a Sale of the Company to an independent third party, and such sale is approved by the holders of a majority of the outstanding shares of Series C Preferred Stock pursuant to Section 6(c)(vii) of the Series C Designation, to the extent such approval is required by the terms thereof (an “Approved Sale”), each Stockholder shall consent to, vote in favor of and raise no objections against, the Approved Sale, and if the Approved Sale is structured as a sale of stock to such third party, each of the Stockholders shall agree to sell all of his, her or its rights, title or interest in the Shares and rights or options to acquire Shares, on the terms and conditions approved by the Stockholders of the Company entitled to vote thereon. The Stockholders agree to take all necessary and desirable actions in connection with the consummation of the Approved Sale of the Company, and no Stockholder shall Transfer any Shares pursuant to a transaction which, if consummated, would constitute a Sale of the Company under clause (ii) or (iii) of the definition thereof unless all of the issued and outstanding capital stock is sold pursuant to an Approved Sale. For purposes of this Section 3.9, an “independent third party” is any Person who does not own in excess of 5% of the Company’s outstanding shares of capital stock on a fully-diluted basis, and who is not an Affiliate of any such 5% owner of the Company’s outstanding shares of capital stock.

(b) The obligations of the Stockholders under this Section 3.9 with respect to an Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) subject to Section 3.9(c), upon the consummation of the Approved Sale, all of the beneficial holders of Common Stock will receive the same form and amount of consideration per share of Common Stock, or if any holders are given an option as to the form and amount of consideration to be received, all holders will be given the same options; (ii) upon the consummation of the Approved Sale, in the order of their respective preferences, all of the beneficial holders of Preferred Stock (subject to clause (iii) below) shall receive an amount not less than the preferential amount, if any, that such holder may be entitled to receive, in the order of their respective preferences; (iii) upon the consummation of the Approved Sale, the Series C Stockholders shall receive, in the aggregate, an amount equal to the greater of (A) the product obtained by multiplying (1) the Series C Issue Price (adjusted to reflect any stock splits, stock combinations, stock dividends, recapitalizations, and like occurrences) plus an amount equal to 8% of the Series C Issue Price, compounded annually, by (2) the number of shares of Series C Preferred Stock owned by the Series C Stockholders, or (B) an amount equal to the sum of (1) the Series C Issue Price (adjusted to reflect any stock splits, stock combinations, stock dividends, recapitalizations, and like occurrences) multiplied by the number of shares of Series C Preferred Stock owned by the Series C Stockholders plus (2) the amount determined by multiplying (x) the difference between (i) the aggregate consideration to be paid for all equity securities by the independent third party in connection with the Approved Sale and (ii) the amount determined pursuant to clause (B)(1) above, by (y) a fraction, the numerator of which is equal to the number of shares of Common Stock that are deemed owned by the Series C Stockholders (assuming a hypothetical conversion of the shares of Series C Preferred Stock held by such Series C Stockholders into shares of Common Stock pursuant to section 4(a) of the Series C Designation) immediately prior to the consummation of the Approved Sale, and the denominator of which is equal to the number of shares of Common Stock, on an as-converted basis, to be sold by all Stockholders in connection with the Approved Sale; and (iv) all holders of rights or options to acquire Shares which have vested prior to or will vest upon the consummation of the Approved Sale will be given, subject to the absolute discretion of the Board of Directors of, either (A) an opportunity to exercise such rights or options prior to the consummation of the Approved Sale and participate in such sale as holders of Common Stock or (B) subject to approval by the Board of Directors in its sole and absolute discretion, an opportunity to receive, upon the consummation of the Approved Sale, in exchange for such rights or options, consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of Common Stock which would have been received by the holders of Common Stock in connection with the Approved Sale if all such rights or options had been exercised prior to the Approved Sale less the exercise price (per share of Common Stock) of such rights or options to acquire Shares by (2) the number of Shares represented by such rights or options.

(c) Notwithstanding anything in this Section 3.9 to the contrary, the only representations, warranties or covenants that any Stockholder, other than a Class A Common

Stockholder, participating in an Approved Sale shall be required to make in his, her or its capacity as a Stockholder in connection with a sale of Shares pursuant to this Section 3.9 are representations and warranties with respect to the ownership of the Shares to be sold by such Stockholder and such Stockholder’s ability to convey title to the Shares to be sold by such Stockholder free and clear of any liens, encumbrances or adverse claims (other than those imposed by this Agreement, the Certificate of Incorporation, the Company’s By-laws or any applicable securities laws). The liability of each Stockholder, other than a Class A Common Stockholder, in his, her or its capacity as a Stockholder, participating in an Approved Sale with respect to any representation or warranty made in connection with a sale of Shares pursuant to this Section 3.9 shall be several and not joint with any other person, and such liability shall be limited to the amount of the net proceeds actually received by each such Stockholder in the sale of Shares pursuant to this Section 3.9. No Stockholder, other than a Class A Common Stockholder, in his, her or its capacity as a Stockholder, participating in an Approved Sale shall be required to provide any indemnification or escrow to any Person in connection with the sale of Shares pursuant to this Section 3.9, other than with respect to the representations, warranties and covenants made by such Stockholder or in connection with the sale of Shares pursuant to this Section 3.9.

Section 3.10. Tag-Along Rights. No Stockholder will proceed with a Transfer of Shares without complying with the provisions of this Section 3.10, or, in the case of a transaction which, if consummated, would constitute a Sale of the Company under clause (ii) or (iii) of the definition thereof, without complying with the provisions of Section 3.9 above. Any Stockholders participating in a voluntary Transfer of all or any portion of its Shares will be deemed, for purposes of this provision, to be a Tag-Along-Offeror required to comply with the provision of this Section 3.10.

(a) If a Stockholder (the “Tag-Along Offeror”) determines to Transfer (a “Tag-Along Offer”) Shares which, together with all prior Transfers of Shares held by the Tag-Along Offeror, would constitute more than 1% of the aggregate number of Shares outstanding on the date of such proposed Transfer (the “Tag-Along Shares”), the Tag-Along Offeror shall provide written notice (the “Tag-Along Notice”) of such Tag-Along Offer to the other Stockholders (each, a “Tag-Along Offeree”) in the manner set forth in this Section 3.10. The Tag-Along Notice shall identify the proposed transferee or transferees (the “Transferee”), the Tag-Along Shares (including an identification of the class or series of Shares for which the Tag-Along Offer is made), the price contained in the Tag-Along Offer for all of the Tag-Along Shares in the aggregate (the “Aggregate Consideration”) and on a per Share basis, the estimated expenses associated with the sale, a description of all the other terms and conditions of the Tag-Along Offer (including, without limitation, the proposed closing date thereof, which shall not be less than thirty (30) Business Days following the date of the Tag-Along Notice) and, in the case of a Tag-Along Offer in which the consideration payable for Tag-Along Shares consists in part or in whole of consideration other than cash, a description of the non-cash component of the consideration, together with the Tag-Along Offeror’s reasonable estimate of the fair market value of such non-cash component. Notwithstanding anything in this Section 3.10 to the contrary, the Transferee may elect to not accept part or all of the Shares described in the Tag-Along Acceptance (as defined below), which are not part of the identical series or class of shares as the Tag-Along Shares, provided that all of the shares of such series or class are excluded. For purposes of this Section 3.10, any shares of Class A Common Stock shall be considered the identical class or series of shares as the shares of Class B Common Stock.

(b) Any Tag-Along Offeree that does not agree to purchase Shares pursuant to Section 3.5 hereof shall have the right and option, exercisable as set forth below, to accept the Tag-Along Offer for up to such number of Shares in respect of which the Tag-Along Offer is made (subject to Section 3.10(c) hereof), as is determined in accordance with the provisions of this Section 3.10. The terms of any sale of such Shares by a Tag-Along Offeree pursuant to the exercise of its option under this Section 3.10 shall be the same terms as those for the sale of Shares by the Tag-Along Offeror as set forth in the Tag-Along Notice; provided that with respect to a Tag-Along Offer involving a Transfer of Shares by JPI which, when added together with all other Transfers of Shares by JPI during the twelve (12) month period immediately preceding the date of the Tag-Along Notice, are in excess of 1% of the aggregate number of Shares outstanding on the date of the Tag-Along Notice, then upon any Transfer of Tag-Along Offeree Shares (as defined below) consisting of shares of Series C Preferred Stock (or shares of Common Stock obtained upon conversion of shares of Series C Preferred Stock), the aggregate purchase price to be paid by the Transferee to the Series C Stockholders shall be equal to, in the aggregate, the greater of (A) the product obtained by multiplying (1) the Series C Issue Price (adjusted to reflect any stock splits, stock combinations, stock dividends, recapitalizations, and like occurrences) plus an amount equal to 8% of the Series C Issue Price, compounded annually, by (2) the number of shares of Series C Preferred Stock to be Transferred (or which are converted into Tag-Along Offeree Shares to be Transferred) by all Series C Stockholders in connection with the Tag-Along Offer, or (B) an amount equal to the sum of (1) the Series C Issue Price (adjusted to reflect any stock splits, stock combinations, stock dividends, recapitalizations, and like occurrences) multiplied by the number of shares of Series C Preferred Stock to be Transferred (or which are converted into Tag-Along Offeree Shares to be Transferred) by all Series C Stockholders in connection with the Tag-Along Offer plus (2) the amount determined by multiplying (x) the difference between (i) the Aggregate Consideration to be paid by the Transferee, as set forth in the Tag-Along Notice, and (ii) the amount determined pursuant to clause (B)(l) above, by (y) a fraction, the numerator of which is equal to the number of Tag-Along Offeree Shares that are proposed to be sold by all Series C Stockholders to the Transferee in connection with the Tag-Along Offer and the denominator of which is equal to the number of Tag-Along Shares that are proposed to be sold by all Stockholders to the Transferee in connection with the Tag-Along Offer. Any general indemnity given by the sellers, applicable to liabilities not specific to a particular seller, to the purchasers in connection with such sale shall be apportioned among all the sellers according to the consideration to be received by each seller. If the Tag-Along Offerees desire to exercise such option, they shall each provide the Tag-Along Offeror with written irrevocable notice (the “Tag-Along Acceptance”) (specifying, subject to Section 3.10(c) below, the number of Tag-Along Shares as to which the Tag-Along Offeree is accepting the Tag-Along Offer), within seven (7) Business Days after the date on which the Tag-Along Notice is given (the “Tag-Along Notice Period”).  If any Tag-Along Offerees so accept (in whole or in part) the Tag-Along Offer, the Tag-Along Offerees shall each, upon the earlier of (i) three (3) Business Days prior to the consummation of the sale or other disposition of the Tag-Along Shares pursuant to the Tag-Along Offer or (ii) ten (10) Business Days following the expiration of the Tag-Along Notice Period, deliver to the Company or to such other Person as may be agreed upon by the Tag-Along Offeror, to be held by such Person for sale or return upon the terms of this Section 3.10, the certificate or certificates representing the Shares to be sold or otherwise Transferred pursuant to such Tag-Along Offer by such Tag-Along Offerees, duly endorsed, together with a limited power of attorney authorizing the Tag-Along Offeror to sell or otherwise Transfer such Shares pursuant to the terms of the Tag-Along Offer.

(c) The Tag-Along Offeree shall have the right to sell, pursuant to the Tag-Along Offer, the number of Shares (the “Tag-Along Offeree Shares”), equal to either: (i) the number of Shares equal to the product arrived at by multiplying (A) the total number of Shares to be sold pursuant to such Tag-Along Offer, as the case may be, by (B) a fraction, the numerator of which shall be the total number of Shares held by such Tag-Along Offeree, and the denominator of which shall be the total number of the then outstanding Shares the holders of which have rights under this Section 3.10 (which shall not include any series or class of Shares that have not been accepted by the Transferee pursuant to Section 3.10(a) hereof), or (ii) such lesser number of Shares as designated by the Tag-Along Offeree. For purposes of clause (i) of the preceding sentence and the determination of the number of Tag-Along Offeree Shares applicable to a particular Stockholder, all shares of Preferred Stock shall be counted on an as-converted basis (assuming a hypothetical conversion of such Preferred Stock into shares of Common Stock, including, in the case of shares of Series C Preferred Stock, pursuant to section 4(a) of the Series C Designation).

(d) Within seven (7) Business Days after the consummation of the sale or other Transfer of the Tag-Along Shares pursuant to the Tag-Along Offer, the Tag-Along Offeror shall notify the Tag-Along Offerees thereof and shall remit to each Tag-Along Offeree the total sales price of each of the Tag-Along Offeree Shares previously held by each such Tag-Along Offeree and sold or otherwise Transferred pursuant thereto (after deduction of the proportionate share of the expenses associated with such sale, based on the number of the Tag-Along Offeree Shares in relation to the number of Tag-Along Shares).

(e) If at the termination of the Tag-Along Notice Period, any Tag-Along Offeree shall not have accepted the Tag-Along Offer, the Tag-Along Offeree will be deemed to have waived any and all of its rights under this Section 3.10 with respect to the sale or other Transfer of any Shares pursuant to such Tag-Along Offer as described in the Tag-Along Notice. The Tag-Along Offeror shall have 120 days (or such longer period not exceeding 180 days as may be necessary to comply with any applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) in which to sell the Tag-Along Shares and Tag-Along Offeree Shares not otherwise excluded pursuant to the previous sentence, at a price not higher than that contained in the Tag-Along Notice and on terms not materially more favorable to the Tag-Along Offeror than were contained in the Tag-Along Notice. If, at the end of such 120-day period (or such longer period, as aforesaid), the Tag-Along Offeror has not completed the sale of all the Tag-Along Shares, the Tag-Along Offeror shall return to the Tag-Along Offeree all certificates representing the Tag-Along Shares which the Tag-Along Offeree delivered for sale or other Transfer pursuant to this Section 3.10 and this Section 3.10 shall again apply to offers and sales of Tag-Along Shares.

(f) Notwithstanding anything contained in this Section 3.10 to the contrary, there shall be no liability on the part of the Tag-Along Offeror to any person, if the sale of Tag-Along Shares pursuant to this Section 3.10 is not consummated for whatever reason. The Tag-Along Offeror shall have full and absolute discretion to effect or not to effect the transaction contemplated by the Tag-Along Offer pursuant to this Section 3.10, provided, however, that if it does elect to effect such a transaction, it must comply with the tag-along provisions contained herein.

Section 3.11. Exempt Transfers.

(a) The provisions contained in Sections 3.1 through 3.8 and in Section 3.10 hereof shall not apply to a Transfer pursuant to the Escrow Agreement or a Transfer by JPI, Venturion, Gamma, 3i, TC or any Advent Stockholder to any Affiliate (or, in the case of an Advent Stockholder, to any Affiliate of Advent) that it owns, within the meaning of Rule 405 of the Securities Act, or controls, or with respect to investment funds, those investment funds for which it is the investment advisor (with full authority to bind).

(b)           The provisions contained in Section 3.10 hereof shall not apply to a Transfer by JPI, so long as and to the extent that JPI (i) sells no more than ten percent (10%) of its Shares during any twelve (12) month period and (ii) uses the net proceeds from any such sale to repurchase its own capital stock from stockholders other than Michael Gooch or his Affiliates.

(c)           The provisions contained in Section 3.10 hereof shall not apply to a Transfer by any Series C Stockholder pursuant to the terms of Section 2.04 of the Series C Purchase Agreement or Section 5 of the Series C Designation.

Section 3.12. Certain Restricted Transferees. Notwithstanding anything contained in this Article III to the contrary, any Transfer of Shares to a Restricted Transferee (as defined below) shall require the prior written consent of a majority of the members of the Board of Directors not elected by the Transferor or its Affiliates. For purposes hereof, the term “Restricted Transferee” shall mean any Person set forth on Schedule 3.12 attached hereto and any other Person that the members of the Board of Directors, other than members elected by the Transferor and its Affiliates, deems in good faith to be a competitor of the Company.

ARTICLE IV

INVOLUNTARY TRANSFERS

Section 4.1. Involuntary Transfers. The provisions of this Agreement shall apply to any Shares that at any time become subject to an Involuntary Transfer (the “Involuntary Transfer Shares”) and the Company, the Stockholder owning the Involuntary Transfer Shares (the “Subject Stockholder”) and any Person to whom the Involuntary Transfer Shares are proposed to be Transferred (a “Proposed Transferee”).

Section 4.2. Notice. Promptly upon obtaining knowledge of the occurrence of any Involuntary Transfer or the occurrence of any event that will result in an Involuntary Transfer, the Company and the Subject Stockholder shall give notice (the “Involuntary Transfer Notice”) to the other Stockholders (the “Other Stockholders”) stating the circumstances alleged to require the Involuntary Transfer, when the Involuntary Transfer occurred or is to occur, the number of the Involuntary Transfer Shares and the name, address and capacity of the Proposed Transferee.

Section 4.3. First Involuntary Transfer Option. The Company shall thereupon have the irrevocable and exclusive option, but not the obligation (the “First Involuntary Transfer Option”), to purchase any or all of the Involuntary Transfer Shares at the closing referred to in Section 4.5 and for the purchase price and on the terms set forth in Section 4.6. The First Involuntary Transfer Option shall be exercised by the Company by giving notice (the “First Involuntary Transfer Option Notice”) to the Subject Stockholder and any Proposed Transferee within fifteen (15) days following the date of the Involuntary Transfer Notice that the Company elects to exercise the First Involuntary Transfer Option as to any or all of the Involuntary Transfer Shares. Upon exercise of the First Involuntary Transfer Option, the Company shall have the obligation to purchase such Involuntary Transfer Shares on and subject to the terms and conditions hereof. Failure by the Company to exercise the First Involuntary Transfer Option or to give a First Involuntary Transfer Option Notice shall be deemed an election by it not to exercise the First Involuntary Transfer Option.

Section 4.4. Second Involuntary Transfer Option. If the First Involuntary Transfer Option is not exercised as to all of the Involuntary Transfer Shares, the Other Stockholders shall thereupon have the irrevocable and exclusive option, but not the obligation (the “Second Involuntary Transfer Option”), to purchase any or all of the Involuntary Transfer Shares as to which the First Involuntary Transfer Option was not exercised (the “Remaining Shares”) at the closing referred to in Section 4.5 and for the purchase price and on the terms set forth in Section 4.6. The Second Involuntary Transfer Option shall be exercised by the Other Stockholders by giving notice (the “Second Involuntary Transfer Option Notice”) to the Company, the Subject Stockholder and any Proposed Transferee, within fifteen (15) days following the expiration of the fifteen (15) day period referred to in Section 4.3, that such Other Stockholders elect to exercise the Second Involuntary Transfer Option as to any or all of the Remaining Shares. Any purchase of Remaining Shares by Other Stockholders pursuant to this Section 4.4 shall be pro rata among the Other Stockholders electing to purchase such Remaining Shares, according to such Other Stockholders’ respective beneficial ownership of Common Stock, unless such Other Stockholders shall otherwise agree. Upon exercise of the Second Involuntary Transfer Option, the exercising Other Stockholders shall have the obligation to purchase such Remaining Shares on and subject to the terms and conditions hereof. Failure by any Other Stockholder entitled to exercise the Second Involuntary Transfer Option to give a Second Involuntary Transfer Option Notice shall be deemed an election by it not to exercise the Second Involuntary Transfer Option. Any of the Involuntary Transfer Shares which are not purchased pursuant to exercise of the First Involuntary Transfer Option or the Second Involuntary Transfer Option shall remain subject to the Involuntary Transfer. Notwithstanding anything to the contrary contained herein, in the event of a liquidation of any Stockholder entity and the distribution of Shares owned or controlled by any such entity to its current or former members or partners, such members or partners, and such liquidating entity, shall not be entitled to participate in the Second Involuntary Transfer Option, notwithstanding that such members or partners have become Stockholders under this Agreement pursuant to the requirements of Section 2.3 hereof.

Section 4.5. Closing. If any Shares are purchased by the Company or the Other Stockholders pursuant to this Article IV, then such purchases shall, unless the parties thereto otherwise agree, be completed at a closing to be held at the principal office of the Company at 10:00 a.m. local time on the tenth (10th) Business Day following the earlier to occur of (i) the exercise of the First Involuntary Transfer Option or the Second Involuntary Transfer Option with respect to all of the Involuntary Transfer Shares or (ii) the expiration of the fifteen (15) day period referred to in Section 4.4.

Section 4.6. Purchase Price. The purchase price to be paid for each Share sold pursuant to this Article IV shall be, at the sole discretion of the Company, an amount in cash or in promissory notes or some combination thereof, equal to the Fair Market Value of such Shares as of the end of the most recent fiscal quarter prior to the Involuntary Transfer. Such promissory notes shall bear interest at the rate of interest paid by the Company under the Company’s principal lending facility (or if the Company does not have a credit facility with an institutional lender, the Prime Rate as publicized in The Wall Street Journal, Eastern Edition on the date of the Involuntary Transfer Notice), and shall be payable over a period of no longer than twenty-four (24) months in no more than eight (8) equal installments unless the parties shall otherwise agree. The appraised value of the Fair Market Value of such Shares shall be conclusive on all parties. Appropriate adjustment in the purchase price shall be made for any stock dividend, split, recapitalization or issuance by the Company of additional shares of any equity security after the establishment of the appraised value.

Section 4.7. Deferral of Closing. If, on any date specified for a closing under Section 4.5, the financial statements of the Company required to determine the applicable purchase price have not been prepared, then the closing to be held pursuant to Section 4.5 shall be held on the fifteenth (15th) Business Day following the delivery to the parties to the proposed sale of copies of such financial statements.

Section 4.8. Death or Incompetence of a Stockholder. In the event of the death or incompetence of a Stockholder, the legal representative of the Stockholder to whom the Shares are Transferred shall acquire the Shares so Transferred subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect.

ARTICLE V

PREEMPTIVE RIGHTS

Section 5.1. Preemptive Rights. In the event that the Company proposes to issue and sell additional shares of any equity security other than (i) pursuant to a stock split, stock dividend or similar transaction, (ii) pursuant to the exercise of any option, warrant or convertible security issued to employees, consultants, directors, equipment lessors, banks, investment banks or similar institutional credit financing sources, (iii) in connection with a merger or acquisition, (iv) in connection with a strategic partnering transaction approved by the Board of Directors, which approval shall include the affirmative vote of both of the Series C Directors, or (v) upon conversion of Shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, each Series A Stockholder, Series C Stockholder, JPI, Adam, 3i and TC (collectively, the “Preemptive Rights Stockholders”) shall have the right, prior to such sale of shares by the

Company, to purchase a percentage of such shares equal to its proportionate beneficial interest in shares of Common Stock of the Company which would be outstanding upon exercise or conversion of all securities that are exercisable for or convertible into such shares (the “Pro Rata Amount”) at the proposed issuance price, which right shall be exercisable by written notice to the Company (a “Purchaser Notice”) given within ten (10) days after receipt by each Preemptive Rights Stockholder of written notice of such proposed issuance. If any such party shall fail to respond to the Company within the ten (10) day notice period, such failure shall be regarded as a rejection of its right to participate in the purchase of the shares. Each Preemptive Rights Stockholder may also indicate in its Purchaser Notice, if it so elects, its desire to participate in the purchase of the shares in excess of its Pro Rata Amount. If any such party declines to purchase its Pro Rata Amount of the shares (such Pro Rata Amount being hereinafter called the “Excess Shares”), then the other such party or parties who have indicated in their or its Purchaser Notice a desire to participate in the purchase of such Excess Shares shall be deemed to have agreed to purchase the Excess Shares in proportion to its respective Pro Rata Amounts. Unless such Preemptive Rights Stockholders elect to purchase all of the Shares, the Company may issue all (not less than all) of the shares which such parties have not elected to purchase, at the price specified by the Company in its notice to such parties, provided that such issuance is bona fide and made within one hundred twenty (120) days after the date of such notice. The rights under this Section 5.1 shall not apply to a firm commitment underwritten initial public offering of the Company with a nationally recognized underwriter that is pursuant to an effective registration statement under the Securities Act covering the offer and sale of Class B Common Stock for the account of the Company (other than pursuant to a registration on Form S-4 or Form S-8 or any similar or successor form) on either the New York Stock Exchange, London Stock Exchange, Deutsche Böurse or the Nasdaq National Market in which (x) the public offering price per share is no less than the Series C Issue Price (as adjusted for Stock Splits, Stock Combinations and recapitalizations) multiplied by one and one half (1.5) and (y) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $50 million (a “Qualified IPO”), and such rights shall terminate immediately prior to the consummation of such Qualified IPO.

Section 5.2. Closing of Preemptive Rights Offering. The closing of any purchase by the Stockholders under this Article 5 shall be held at the principal office of the Company at 10:00 a.m., local time, three (3) Business Days after being notified of the closing of the primary offering by the Company, or at such other time and place as the parties to the transaction may agree upon. At such closing, the Stockholders participating in the purchase shall deliver, in cash or by official bank check, payment in full for such shares and all parties to the transaction shall execute such additional documents as are otherwise appropriate.

ARTICLE VI

VOTING; BOARD COMPOSITION;

ELECTION OF DIRECTORS; BOARD ACTION

Section 6.1. Increase in Authorized Common Stock. To the extent requested to do so by the Board, each Stockholder hereby agrees to take all such lawful action, including affirmatively voting the Shares owned by such Stockholder in favor of any amendment to the Certificate of Incorporation for the purpose of increasing the authorized numbers of shares of

Common Stock that are available for issuance (i) upon conversion of any outstanding shares of Series C Preferred Stock and (ii) in order to allow for the issuance of additional shares of Common Stock pursuant to the terms of Section 2.03 of the Series C Purchase Agreement.

Section 6.2. Election of Class A Directors. In the event of the death or “permanent disability” (as defined below) of Michael Gooch, for so long as the stockholders of the Company that are affiliated with Advent own at least 30% of the Series C Preferred Stock acquired by the Advent Stockholders on the Series C Issue Date (as defined in the Series C Designation), then (a) none of Colin J. Heffron, Don Fewer, Stephen McMillan nor Robert Crossan (the “Existing Class A Directors”) shall be removed for a period of one (1) year following the death or permanent disability of Michael Gooch except with the consent of Advent, which consent shall not be unreasonably withheld, and (b) at any time during the three (3) year period following the death or permanent disability of Michael Gooch, any replacement for any Existing Class A Director (or any subsequent replacements of such replacement) shall be subject to the prior approval of a majority of the members of the Board Credentialing Committee as constituted under the Company’s By-Laws. As used herein, the term “permanent disability” shall mean, and be limited to, any physical or mental illness, disability or impairment that prevents Michael Gooch from continuing the performance of his normal duties and responsibilities with the Company for a period in excess of six consecutive months. For purposes of determining whether a “permanent disability” has occurred under this Agreement, the written determination thereof by two qualified practicing physicians paid for by the Company and selected by the executor or administrator of the estate of Michael Gooch or by the administrator of his assets, in such person’s sole and exclusive discretion, shall be conclusive.

Section 6.3. Election of Fenics Director.

(a) Voting. Subject to subsection (b) below, the Class B Common Stockholders agree to take all such lawful action, including affirmatively voting the Shares owned by such Stockholders (i) at each annual or special meeting of the Company’s stockholders called for the purpose of electing directors or (ii) by written consent (in lieu of an annual or special meeting) of the Company’s stockholders for the purpose of electing directors, in favor of the election to the Board of Directors of one nominee designated by the Fenics Stockholders, the designation of whom shall be subject to the approval of the Company in so far as such approval relates to matters of confidentiality and noncompetition, which approval shall not be unreasonably withheld and the designation of whom shall initially be Adam (whose designation the Company accepts and acknowledges).

(b) Termination of Right to Nominate Directors. Notwithstanding anything in this Agreement to the contrary, provided that: (i) the Fenics Stockholders own, in the aggregate, at least twenty percent (20%) of the total number of those outstanding shares of the Company’s capital stock (measured on a fully diluted and fully converted basis) held by Persons other than JPI (or any of JPI’s successors), and (ii) such Fenics Stockholders holding such shares and their Affiliates are not in breach of the Restrictive Covenants applicable to them, respectively, the Fenics Stockholders shall have the right to designate a member of the Board of Directors in accordance with Section 6.3(a). Thereafter, until such time as the GFI Notes (as defined in the Fenics Purchase Agreement) have been paid in full and provided that the Stockholders referred to herein and their Affiliates have not, and continue not to be in breach of the Restrictive Covenant, the Fenics Stockholders shall have the right to designate one observer who, subject to such person’s execution of confidentiality, non-compete and other Restrictive Covenants agreement requested by the Company shall be permitted to attend (but not vote at) all Board of Directors’ meetings.

(c) Removal; Vacancies. Subject to the provisions in the Company’s Certificate of Incorporation (including, without limitation, any Certificate of Designation of Preferred Stock), any director who is elected to the Board of Directors pursuant to a designation under Section 6.3(a) hereof may be removed from the Board of Directors with or without cause upon the request of the parties who designated such Director, and may be removed from the Board of Directors with cause upon the request of any other Stockholder of the Company. Subject to the provisions of Section 6.3(b) hereof, in the event that a Director so elected resigns from, is removed from or otherwise ceases to serve on, the Board of Directors, for whatever reason, the vacancy shall be filled with an individual designated in accordance with Section 6.3(a) hereof by the parties which originally designated such Director, and the parties hereby agree promptly to take all such lawful action to duly call and convene a special meeting of the Company’s stockholders as soon as reasonably practicable and to affirmatively vote their Shares at such meeting, or to execute a written consent of stockholders, to duly elect such individual to the Board of Directors.

Section 6.4. Election of Series C Directors.

(a) Voting. Subject to subsection (b) below, the Series C Stockholders agree to take all such lawful action, including affirmatively voting the Shares owned by such Stockholders (i) at each annual or special meeting of the Company’s stockholders called for the purpose of electing directors or (ii) by written consent (in lieu of an annual or special meeting) of the Company’s stockholders for the purpose of electing directors, in favor of the election to the Board of Directors of two individuals to serve as Series C Directors pursuant to the Series C Designation, the designation of whom shall be subject to the approval of the Company in so far as such approval relates to matters of confidentiality and noncompetition, which approval shall not be unreasonably withheld and the designation of whom shall initially be Robert Taylor and Christopher Pike (whose designation the Company accepts and acknowledges).

(b) Right to Nominate Directors. Notwithstanding anything in this Agreement to the contrary, Global Private Equity IV Limited Partnership, a Delaware limited partnership (“GPE IV”), shall have the right to nominate (i) both of the individuals who will serve as the Series C Directors for so long as GPE IV, an Advent Stockholder, owns in the aggregate, at least thirty percent (30%) of the total number of outstanding shares of Series C Preferred Stock or (ii) one of the individuals who will serve as a Series C Director, in the event that GPE IV, an Advent Stockholder, in the aggregate, owns below thirty (30%) but not less than ten percent (10%) of the total number of outstanding shares of Series C Preferred Stock.

(c) Removal; Vacancies. Subject to the provisions in the Company’s Certificate of Incorporation (including, without limitation, any Certificate of Designation of Preferred Stock), any director who is elected to the Board of Directors pursuant to a designation under Section 6.4(a) hereof may be removed from the Board of Directors with or without cause upon the request of the parties who designated such Director, and may be removed from the

Board of Directors with cause upon the request of any other Stockholder of the Company. Subject to the provisions of Section 6.4(b) hereof, in the event that a Director so elected resigns from, is removed from or otherwise ceases to serve on, the Board of Directors, for whatever reason, the vacancy shall be filled with an individual designated in accordance with Section 6.4(a) hereof, and the parties hereby agree promptly to take all such lawful action to duly call and convene a special meeting of the Company’s stockholders as soon as reasonably practicable and to affirmatively vote their Shares at such meeting, or to execute a written consent of stockholders, to duly elect such individual to the Board of Directors.

ARTICLE VII

RESTRICTIVE COVENANTS

Section 7.1. [INTENTIONALLY OMITTED.]

Section 7.2. Restrictions Upon Certain Stockholder. Except as otherwise set forth on Schedule 7.2 attached hereto or except as otherwise permitted by the written consent (which written consent with respect to Brendan Foley will not be unreasonably withheld) of the Company (provided, however, none of 3i, Venturion, Gamma, any Advent Stockholder nor TC shall be subject to the restrictions set forth in Section 7.2(a) hereof), (x) during the term of this Agreement and for a period of one (1) year thereafter, no Fenics Stockholder nor any of their respective Affiliates, shall, directly or indirectly, (y) for so long as Venturion and Gamma are entitled to nominate a member of the Board of Directors and for a period of one (1) year thereafter, neither Venturion nor Gamma nor any of their respective Affiliates, shall, directly or indirectly, and (z) for so long as GPE IV is entitled pursuant to Section 6.4(b) above to designate at least one (1) nominee to serve as a member of the Board of Directors and for a period of one (1) year thereafter, neither any Advent Stockholder nor any of their respective Affiliates (which, for purposes of this Section 7.2 shall (other than clause (iv) of subsection (c) below) consist only of entities in which Advent, directly or through one or more intermediaries, has actual control of an entity through the ownership of at least a majority of its voting securities), shall:

(a) operate or control (or participate or engage in the management, operation or control of) a Person that is engaged in a business that competes directly with the Business of the Company, where such Fenics Stockholder (a) owns more than 5% of, (b) has representation on the board of directors of, or (c) is an active participant in the management of, such Person and such Person is engaged in a business that competes directly with the Business of the Company;

For purposes of this Section 7.2(a), the “Business of the Company” (A) shall mean the business of the electronic brokerage of (1) financial products, (2) precious metals, (3) telecommunications, or (4) energy, and (B) the business conducted by Fenics Ltd. and its subsidiaries prior to the Company’s acquisition of Fenics Ltd. (April 5, 2001), which includes, without limitation, the development, implementation and licensing of desktop and analytical technology software for the financial industry;

(b) breach the terms of any written confidentiality, non-disclosure or similar agreement between the Company, on the one hand, and Venturion, Gamma, any such

Fenics Stockholder or any such Advent Stockholder, on the other hand, to the extent that they are a party thereto;

(c) print, publish, divulge or communicate to any Person any trade or business secret, process, method or means, or any information treated as confidential or as a trade secret by the Company or any of its affiliates, including, but not limited to, information regarding contemplated products, models, compilations, business and financial methods or practices, marketing, merchandising and selling techniques, customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, pricing, price lists, financial or other data, business plans, strategy, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, customer and industry lists, supplier lists, internal reports, personnel files, sales and advertising material, excluding information (i) which is or becomes generally available to the public other than as a result of disclosure by Venturion, Gamma, or any such Fenics Stockholder or any such Advent Stockholder in breach of this Agreement, (ii) which is generally known in the Company’s industry or was known prior to the date of this Agreement, (iii) which is required to be disclosed by law, rule, regulation, court order or other legal process or (iv) in the case of any Advent Stockholder, which Advent determines in its reasonable discretion exercised in good faith, is necessary for it to disclose to the limited partners of any Advent Stockholder in order for Advent and its Affiliates to comply with its fiduciary responsibilities under applicable law;

(d) knowingly and intentionally interfere with or disrupt, or attempt to interfere with or disrupt, the relationship, contractual or otherwise, between the Company or any of its Affiliates and any customer, client, supplier, manufacturer, distributor, consultant, independent contractor or employee of the Company or any of its affiliates; or

(e) solicit or hire any employee of the Company or any of its Affiliates unless such employee has already terminated his employment with such entity except for general solicitations by head hunters or in any advertising medium not aimed only at such persons.

Notwithstanding anything to the contrary, no Advent Stockholder nor any Affiliate shall be deemed to be in violation of clause (d) above unless the action which is alleged to have resulted in conduct prohibited by clause (d) above was performed directly by Advent or an Advent Stockholder itself, or by an Affiliate of Advent with the knowing and direct participation of Advent or any Advent Stockholder, it being understood (a) that the provision of capital (whether in the form of debt, equity or guarantees) shall in no way be construed as “direct participation” for purposes hereof, (b) normal and customary competition for customers, clients, suppliers, manufacturers, distributors, consultants, independent contractors or employees shall not be deemed to be a violation of clause (d) above, and (c) prior to being deemed in violation of clause (d) above, the Company shall provide Advent with written notice setting forth in reasonable detail the particular conduct giving rise to the alleged violation and Advent shall have failed to cure such alleged violation within thirty (30) days of the receipt of such notice.

ARTICLE VIII

STOCK TRANSFER RECORD

The Company shall keep a stock transfer book in which the name and address of each Stockholder shall be recorded. No transfer or issuance of any Shares shall be effective or valid unless and until recorded in such stock transfer book. The Company agrees not to record any Transfer or issuance of shares of stock in its stock transfer book unless the Transfer or issuance is in material compliance with all provisions of this Agreement. Each Stockholder agrees that, in the event it desires to make a Transfer, it shall furnish to the Company such evidence of its compliance with this Agreement as may be reasonably required by the Board of Directors or counsel for the Company.

ARTICLE IX

DELIVERY OF STOCK AND DOCUMENTS

Upon the closing of any purchase of Shares pursuant to this Agreement, the seller shall deliver to the purchaser thereof the following: the certificate or certificates representing the Shares being sold, duly endorsed for Transfer and bearing such documentary stamps, if any, as are necessary, and such assignments, certificates of authority, tax releases, consents to Transfer, instruments and evidence of title of the seller and of its compliance with this Agreement as may be reasonably required by the purchaser (or by counsel for the purchaser).

The Company agrees for and on behalf of itself and its successor and assigns that it (i) consents to this Agreement and (ii) shall not issue, Transfer or reissue any of its Shares in violation of the provisions of this Agreement.

ARTICLE X

PUBLIC OFFERING

In consideration for the Company agreeing to its obligations under this Agreement, each Stockholder agrees in connection with the registration of the Company’s securities (whether or not such Stockholder is participating in such registration) upon the request of the Company and the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any Shares in a market transaction (other than those included in the registration) without prior written consent of the Company, or such underwriters, as the case may be, for such period of time (not to exceed 180 days from the effective date of such registration) as the Company and the underwriters may specify.

ARTICLE XI

TERMINATION

This Agreement shall automatically terminate and be of no further force and effect (except with regard to Section 7.2 and Articles XI, XIII and XIV hereof, which shall survive any termination of this Agreement) upon the occurrence of any of the following events: (i) the consummation of a Qualified IPO (provided that, in such event, the provisions of Articles X and XII hereof shall also survive in accordance with their respective terms any termination as a result thereof); (ii) the consummation of a Sale of the Company in compliance with this Agreement; (iii) the Company shall cease to conduct its business by decision of its Board of Directors for a period in excess of one (1) year other than as a result of governmentally imposed or other restrictions which the Company is then contesting in good faith by appropriate proceedings; (iv) the making of a general assignment for the benefit of the Company’s creditors; (v) the appointment of a trustee or receiver for the Company, or for its property or a substantial portion thereof; (vi) the filing by the Company of any voluntary proceedings under any applicable insolvency or bankruptcy law; (vii) the filing against the Company of any involuntary proceedings under any applicable insolvency or bankruptcy law which is not dismissed within ninety (90) days after the date of such filing; (viii) the adjudication by any court of competent jurisdiction that the Company is insolvent or bankrupt; (ix) the liquidation or dissolution of the Company (x) at such time as only one Stockholder exists hereunder, or (xi) upon the written consent of the Company, JPI and 66% of the Shares held by each of the following groups of Stockholders each voting as a separate group: the Fenics Stockholders, the Series A Stockholders, the Series B Stockholders, the Series C Stockholders and the Class B Common Stockholders.

ARTICLE XII

LEGENDS ON CERTIFICATES

Section 12.1. Legends on All Certificates. Conformed copies of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company at its principal office in New York, New York. An officer of the Company shall endorse each certificate representing the Shares heretofore or hereafter issued by the Company to any person by causing to be placed on the face thereof the following: “Transfer is subject to restrictive legends on back.” Each certificate representing Shares shall bear the following, or substantially similar legends, and such other legends as may be required by state securities or “Blue Sky” laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF JUNE 3, 2002, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “STOCKHOLDERS AGREEMENT”), BY AND AMONG VARIOUS INDIVIDUAL SIGNATORIES THERETO AND THE COMPANY, A COPY OF WHICH IS AVAILABLE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF SUCH SHARES BY THE HOLDER HEREOF IS SUBJECT TO THE TERMS OF THE STOCKHOLDERS’ AGREEMENT, WHICH PROVIDES, AMONG OTHER THINGS, THAT UNDER CERTAIN CIRCUMSTANCES THE COMPANY AND CERTAIN OTHER PERSONS HAVE THE RIGHT TO PURCHASE SUCH SHARES FROM THE HOLDER HEREOF.”

Section 12.2. Regulation D Legend. Each Stockholder who is not a Reg S Person, consents to the placement of a legend on any certificate representing the Shares held by it. The legend shall read as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR “BLUE SKY” LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

Section 12.3. Regulation S Legend. Each of the Reg S Persons consents to the placement of a legend on any certificate representing the Shares held by it. The legend shall read as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR “BLUE SKY” LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE ACT, PURSUANT TO A REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

ARTICLE XIII

COMPANY’S RIGHT TO REPURCHASE SHARES

Section 13.1. Call Option. If the Company determines reasonably and in good faith that a Fenics Stockholder or a Series A Stockholder, other than Venturion or Gamma, or an Affiliate of such Stockholder has (a) violated any Restrictive Covenant to which it is subject hereunder and that a violation has or could have an adverse effect on the Company, the impact of which is greater than a de minimus impact, or (b) with respect to the Fenics Stockholders, as applicable, and excluding Brendan Foley, been the subject of or subject to an Employment Termination Event, the Company shall have the option to repurchase any Shares held by such Stockholder or any Affiliate of such Stockholder at a price equal to the lesser of (i) the original purchase price, as set forth on the appropriate Schedule attached hereto, or (ii) the Fair Market Value of such Shares (the “Call Option Purchase Price”). Upon the Company’s exercise of such option or satisfaction of such obligation, each such Stockholder agrees to promptly deliver certificates representing all of the Shares owned by such Stockholder (to the extent not held in escrow for the benefit of the Company) together with a stock transfer power or powers duly executed in blank by such Stockholder. Notwithstanding anything herein to the contrary, nothing in this Agreement is intended or shall in any way be construed to limit any other legal or equitable right, remedy or claim that the Company may have as against any Stockholder under or in respect of any breach of a Restrictive Covenant or that may arise from or relate to a Material Adverse Effect.

Section 13.2. Purchase Price. The Company shall pay the Call Option Purchase Price to any subject Stockholder in cash or, in its sole discretion, may deliver duly executed promissory notes or some combination thereof. Such notes shall bear interest at the rate of interest paid by the Company under the Company’s principal lending facility and shall be payable over a period of no longer than twenty-four (24) months in no less than eight (8) equal installments unless the parties thereto shall otherwise agree.

Section 13.3. Termination of Article XIII. The provisions of this Article XIII shall survive the termination of this Agreement and shall remain in full force and effect for a period of 18 months following the closing date of the Company’s initial public offering or the consummation of a Sale of the Company.

Section 13.4. Assignment. The Company may assign its rights under this Article XIII to any person or entity in its sole discretion including, but not limited to, a party hereto and irrespective of whether at the time of assignment the Company may legally repurchase shares under applicable corporate law.

Section 13.5. Transfer by the Stockholders. The provisions of this Article XIII shall apply to any heirs, successors, assigns, distributees and legal representatives of any Stockholder. In addition, if any limited liability partnership, limited liability company or partnership that is a Stockholder hereunder distributes Shares to its current or former members or partners, such partners or members shall be subject to the provisions of this Article XIII.

ARTICLE XIV

MISCELLANEOUS

Section 14.1. Additional Stockholders. If additional equity securities of the Company are issued to any Person, the Company may, but shall not be obligated to, permit such Person to become a party to this Agreement and succeed to all of the rights and obligations of a Fenics Stockholder, Series A Stockholders, Series B Stockholder, Series C Stockholder or Class B Common Stockholder, as applicable under this Agreement by obtaining an executed counterpart signature page to this Agreement, and, upon such execution, such Person shall for all purposes be a “party” to this Agreement.

Section 14.2. Amendments. This Agreement may not be amended, supplemented or discharged, and no provision hereof may be modified or waived, except expressly by an instrument in writing signed by the Company, JPI and 66% of the Shares held by each of the following groups of Stockholders in the aggregate, each voting as a separate group (the “Required Stockholders”): the Fenics Stockholders, the Series A Stockholders, the Series B Stockholders, the Series C Stockholders and the Class B Common Stockholders. No waiver of any provision hereof by any party shall be deemed a wavier by any other party nor shall any such waiver by any party be deemed a continuing waiver of any matter by such party. No amendment, modification, supplement, discharge or waiver hereof or hereunder shall require the consent of any Person not a party to this Agreement.

Section 14.3. Pro Rata Purchases by Stockholders. Wherever reference is made in this Agreement to the rights of Stockholders to purchase Shares on a pro rata basis, each of the Stockholders who has elected to purchase Shares by giving notice in accordance with the provisions of this Agreement shall be entitled to purchase such number of Shares as the number of shares of Common Stock or preferred stock, as the case may be, beneficially owned by it bears to the number of shares of Common Stock or preferred stock, as the case may be, beneficially owned by all of the Stockholders so electing to purchase Shares.

Section 14.4. Specific Performance. Each of the parties acknowledges that it will be impossible to measure in money the damage to the Company, the Stockholders or any of them, if it or its transferee fails to comply with any of the restrictions or obligations imposed by this Agreement, that every such restriction and obligation is material, and that in the event of any such failure, the Company or other Stockholders or any of them will not have an adequate remedy at law or in damages. Therefore, each party consents to the issuance of an injunction or the enforcement of other equitable remedies against it at the suit of an aggrieved party without bond or other security, to compel performance of all of the terms hereof, and waives any defenses thereto, including, without limitation, the defenses of (i) failure of consideration, (ii) breach of any other provision of this Agreement and (iii) availability of relief in damages.

Section 14.5. Notices. All notices, consents, elections and directions required or permitted under this Agreement (collectively “Notices”) shall be given in writing by registered or certified mail, postage prepaid, and addressed, if to the Company, at its principal executive office to the attention of the Chief Executive Officer, and if to any Stockholder, to such Stockholder’s address set forth in Schedule A, B, C, D or E attached hereto and made a part hereof. Copies of all Notices sent hereunder to the Company or any of the Stockholders shall be sent, in like fashion, as follows:

If to the Company,

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, NY 10005

Attn: John T. O’Connor

Tel. 212-530-5448

Fax 212-822-5448

If to any Advent Shareholder,

Pepper Hamilton LLP

3000 Two Logan Square

18th and Arch Streets

Philadelphia, PA 19103

Attn: James D. Epstein, Esq.

Telephone Number: (215) 981-4368

Fax: (215) 981-4750

If to Jersey Partners Inc.,

Greenberg Traurig LLP

200 Park Avenue

New York, NY 10166

Attn: Alan Gaynor, Esq.

Tel: (212) 801-9368

Fax: (212) 801-6400

If to the Stockholders, to the addresses set forth in the Schedules hereto. All Notices hereunder that are mailed shall be deemed to have been given or delivered three (3) days after the date of mailing.

Section 14.6. Entire Agreement. This Agreement supersedes all prior agreements among the parties with respect to the subject matter hereof. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof except where expressly otherwise stated herein.

Section 14.7. Choice of Law; Jurisdiction; Venue. This Agreement has been negotiated and shall be consummated in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of law. The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York located within the County of New York and of any federal court located in the Southern District of the State of New York in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument; provided, however, if the federal courts have subject matter jurisdiction, any action shall be commenced and maintained there. In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 14.5 hereof. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the party so served shall appear or answer such summons, complaint or other process. Should the party so served fail to appear or answer within such 30-day period or such extended period, as the case may be, such party shall be deemed in default and judgment may be entered against such party for the amount as demanded in any summons, complaint or other process so served.

Section 14.8. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company and each Stockholder and its or his respective heirs, successors, assigns, distributees and legal representatives, and by their signatures hereto, the Company and each Stockholder intends to and does hereby become bound. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective successors and assigns any legal or equitable right, remedy or claim under or in or in respect of this Agreement or any provision herein contained.

Section 14.9. Severability. If any provision of this Agreement or portion thereof, or the application thereof to any person or circumstances or in any country, shall be held to any extent invalid, unlawful or unenforceable, the remainder of this Agreement (or of such provision) and the application thereof to other persons and circumstances or in other countries shall not be affected thereby.

Section 14.10. Further Actions. The Company and the Stockholders shall execute and deliver all such further instruments and take such other and further action as may be reasonably necessary or appropriate to effectuate the provisions of this Agreement and the intention of the parties as expressed herein.

Section 14.11. Access to Information. Each Stockholder (and its respective agents, representatives and advisors) shall, upon written notice to the Company, be permitted all reasonable access, on an ongoing basis, to the books and records of the Company in accordance with (and subject to) the policies developed therefore by the Board of Directors in accordance with corporate law of the State of Delaware. The Stockholder requesting such access, and the Company which is the subject of the request for access, shall each bear their respective costs and expenses in respect of such access.

Section 14.12. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts (including by facsimile signature), all of which together shall constitute a single instrument.

Section 14.13. Variation in Terms. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the person or persons or entity or entities may require. Each defined term herein may be used in either its singular or plural form whether or not so defined.

Section 14.14. Headings. All Section headings herein and in the table of contents hereto are for convenience of reference only and are not part of this Agreement, and no construction or inference shall be derived therefrom.

Section 14.15. Schedules. The Schedules are a part of this Agreement as if fully set forth herein. All references to Articles, Sections and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

GFI GROUP INC.

By:	/s/ S. McMillan
Name: S. McMillan
Title:C.O.O.

STOCKHOLDERS:

Global Private Equity IV Limited Partnership

By:	Advent International Limited Partnership, General Partner

	By:	Advent International Corporation,
General Partner

		By:	/s/ Robert E. Taylor
Name: Robert E. Taylor, Jr.
Title: Vice President

Advent Partners (NA) GPE-IV Limited Partnership
Advent Partners GPE-IV Limited Partnership
Advent Partners Limited Partnership

By:	Advent International Corporation,
General Partner

	By:	/s/ Robert E. Taylor
Name: Robert E. Taylor, Jr.
Title: Vice President

GFI Group Amended & Restated Stockholders Agreement Execution Page

Execution Page to

Amended & Restated Stockholders Agreement

of GFI Group Inc.

VENTURION GFI II LLC
Print Stockholder Name

Signature:	/s/ Geoffrey Kalish

Print Name:	Geoffrey Kalish
(if different than Stockholder’s name)

Print Title:	Managing Member

VENTURION GFI LLC
Print Stockholder Name

Signature:	/s/ Geoffrey Kalish

Print Name:	Geoffrey Kalish
(if different than Stockholder’s name)

Print Title:	Managing Member

Schell Investments LLC
Print Stockholder Name

Signature:	/s/ Cynthia R. Mahoney

Print Name:	Cynthia R. Mahoney
(if different than Stockholder’s name)

Print Title:	Managing Member

Sean P. Duffy
Print Stockholder Name

Signature:	/s/ Sean P. Duffy

Print Name:
(if different than Stockholder’s name)

Print Title:

Entre Networks Inc.
Print Stockholder Name

Signature:	/s/ Larry E. Fondren 4/8/02

Print Name:	Larry E. Fondren
(if different than Stockholder’s name)

Print Title:	President

N-Two LLC
Print Stockholder Name

Signature:	/s/ Robert Crossan

Print Name:	Robert Crossan
(if different than Stockholder’s name)

Print Title:	CFO

Veritas Ventures LLC
Print Stockholder Name

Signature:	/s/ John Culbertson

Print Name:	John N. Culbertson
(if different than Stockholder’s name)

Print Title:	Managing Member

AHP Holdings, LP
Print Stockholder Name

Signature:	/s/ Alec Petro

Print Name:	Alec Petro
(if different than Stockholder’s name)

Print Title:	Managing Partner

Olympia Valley Ltd
Print Stockholder Name

Signature:	/s/ Thomas C. Piersanti

Print Name:	Thomas C. Piersanti Jr.
(if different than Stockholder’s name)

Print Title:	President

Michael Brennan
Print Stockholder Name

Signature:	/s/ Michael Brennan

Print Name:
(if different than Stockholder’s name)

Print Title:

Leopard Aggressive Fund Ltd
Print Stockholder Name

Signature:	/s/ Alain Berdouaré

Print Name:	Alain Berdouaré
(if different than Stockholder’s name)

Print Title:	Investment Manager

Richard K. Palmer
Print Stockholder Name

Signature:	/s/ Richard K. Palmer	4/10/02

Print Name:
(if different than Stockholder’s name)

Print Title:

Ashish C. Shah
Print Stockholder Name

Signature:	/s/ Ashish C. Shah

Print Name:
(if different than Stockholder’s name)

Print Title:

Richard W. Kates
Print Stockholder Name

Signature:	/s/ Richard W. Kates

Print Name:
(if different than Stockholder’s name)

Print Title:

Peter J. McNally
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Signature:	/s/ Peter J. McNally

Print Name:
(if different than Stockholder’s name)

Print Title:

David Bolas
Print Stockholder Name

Signature:	/s/ David Bolas

Print Name:
(if different than Stockholder’s name)

Print Title:

Richard Hochstein
Print Stockholder Name

Signature:	/s/ Richard Hochstein

Print Name:
(if different than Stockholder’s name)

Print Title:

Venturion Market-Making Ventures, LLC
Print Stockholder Name

Signature:	/s/ Geoffrey Kalish

Print Name:	Geoffrey Kalish
(if different than Stockholder’s name)

Print Title:	Managing Member

Al-Noor Ramji
Print Stockholder Name

Signature:	/s/ Al-Noor Ramji

Print Name:
(if different than Stockholder’s name)

Print Title:

Daniel & Natalie Barkan
Print Stockholder Name

	/s/ Daniel Barkan	4/9/02
Signature:	/s/ Natalie Barkan

Print Name:
(if different than Stockholder’s name)

Print Title:

KT Investments
Print Stockholder Name

Signature:	/s/ Yadim Kaufmann

Print Name:	Yadim Kaufmann
(if different than Stockholder’s name)

Print Title:	Pres.

Navier, Stokes & Co., Inc.
Print Stockholder Name

Signature:	/s/ Gideon Tolkowsky

Print Name:	Gideon Tolkowsky
(if different than Stockholder’s name)

Print Title:	Director

George Handjinicolaou
Print Stockholder Name

Signature:	/s/ George Handjinicolaou

Print Name:
(if different than Stockholder’s name)

Print Title:

Dawn Ragan Heymann
Print Stockholder Name

Signature:	/s/ Dawn Ragan Heymann

Print Name:
(if different than Stockholder’s name)

Print Title:

/s/ Jersey Partners Inc.
Print Stockholder Name

Signature:	/s/ Robert Crossan

Print Name:	Robert Crossan
(if different than Stockholder’s name)

Print Title:	CFO

Jersey Partners Inc.
Print Stockholder Name

Signature:	/s/ Robert Crossan

Print Name:	Robert Crossan
(if different than Stockholder’s name)

Print Title:	CFO

Mark Simon
Print Stockholder Name

Signature:	/s/ Mark Simon

Print Name:
(if different than Stockholder’s name)

Print Title:

Simon Rockall
Print Stockholder Name

Signature:	/s/ Simon Rockall

Print Name:
(if different than Stockholder’s name)

Print Title:

Adam & Company (Nominees) Limited
Print Stockholder Name

Signature:	/s/ Ross D. McDonald

Print Name:	Ross D. McDonald
(if different than Stockholder’s name)

Print Title:	Manager

Posaune Limited
Print Stockholder Name

Signature:	/s/ Peter Simon, Anton Simon

Print Name:	Peter Simon, Anton Simon
(if different than Stockholder’s name)

Print Title:	Director

For and on behalf of HSBC International Trustee Limited re TC International
Print Stockholder Name

Signature:	/s/ [ILLEGIBLE]

Print Name:	[ILLEGIBLE]
(if different than Stockholder’s name)

Print Title:

J. A. Ashworth
Print Stockholder Name

Signature:	/s/ John Ashworth

Print Name:
(if different than Stockholder’s name)

Print Title:	Chief Commercial Officer
GFI

Richard B. Mead
Print Stockholder Name

Signature:	/s/ Richard B. Mead

Print Name:
(if different than Stockholder’s name)

Print Title:	MR

Thompson Clive Investments PLC
Print Stockholder Name

Signature:	/s/ C. Fitzherbert

Print Name:	C.E. Fitzherbert
(if different than Stockholder’s name)

Print Title:	Authorised Signatory

M. Adam
Print Stockholder Name

Signature:	/s/ M. Adam	4/8/2002

Print Name:
(if different than Stockholder’s name)

Print Title:

The Michael Adam 2000 Discretionary Settlement
Print Stockholder Name

Signature:	/s/ M. Adam	4/8/2002

Print Name:	M. Adam
(if different than Stockholder’s name)

Print Title:	Trustee

N - Two LLC
Print Stockholder Name

Signature:	/s/ Robert Crossan

Print Name:	Robert Crossan
(if different than Stockholder’s name)

Print Title:	CFO

Brendan Foley
Print Stockholder Name

Signature:	/s/ Brendan Foley

Print Name:
(if different than Stockholder’s name)

Print Title:

For and on behalf of SG HAMBROS TRUST COMPANY (JERSEY) LIMITED as Trustee of the A. Simon 1995 Settlement
Print Stockholder Name

Signature:	/s/ Simon Morris

Print Name:	Simon Morris
(if different than Stockholder’s name)

Print Title:	Authorised Signatories

For and on behalf of SG HAMBROS TRUST COMPANY (JERSEY) LIMITED as Trustees of the Third Graymarsh Settlement
Print Stockholder Name

Signature:	/s/ Simon Morris
Authorised Signatories

Print Name:	Simon Morris
(if different than Stockholder’s name)

Print Title:	Authorised Signatories

3i Group PLC
Print Stockholder Name

Signature:	/s/ Dara F. Mitchell

Print Name:	Dara F. Mitchell
(if different than Stockholder’s name)

Print Title:	Investment Manager

Nicholas Brown
Print Stockholder Name

Signature:	/s/ NJ Brown

Print Name:
(if different than Stockholder’s name)

Print Title:

J. P. Morgan Securities Inc.
Print Stockholder Name

Signature:	/s/ J. Ryan McBride

Print Name:	J. Ryan McBride
(if different than Stockholder’s name)

Print Title:	Vice President

Jason Worth
Print Stockholder Name

Signature:	/s/ Jason Worth

Print Name:	Jason Worth
(if different than Stockholder’s name)

Print Title:

Jim Pettit
Print Stockholder Name

Signature:	/s/ Jim Pettit

Print Name:	Jim Pettit
(if different than Stockholder’s name)

Print Title:

Paul Noglows
Print Stockholder Name

Signature:	/s/ Paul Noglows

Print Name:	Paul Noglows
(if different than Stockholder’s name)

Print Title:

Greg Smith
Print Stockholder Name

Signature:	/s/ Greg Smith

Print Name:	Greg Smith
(if different than Stockholder’s name)

Print Title:

Mark Slater
Print Stockholder Name

Signature:	/s/ Mark Slater

Print Name:	Mark Slater
(if different than Stockholder’s name)

Print Title:

Londonderry Management CORP
Print Stockholder Name

Signature:	/s/ Kevin J. McGrath

Print Name:	Kevin J. McGrath
(if different than Stockholder’s name)

Print Title:	President

Magnetic Holdings International LLC (FNE)
Print Stockholder Name

Signature:	/s/ Robert Crossan

Print Name:	Robert Crossan
(if different than Stockholder’s name)

Print Title:	CFO, Magnetic Management LLC

Magnetic Holdings International LLC (FE)
Print Stockholder Name

Signature:	/s/ Robert Crossan

Print Name:	Robert Crossan
(if different than Stockholder’s name)

Print Title:	CFO, Magnetic Management LLC

Magnetic Holdings International LLC (DNE)
Print Stockholder Name

Signature:	/s/ Robert Crossan

Print Name:	Robert Crossan
(if different than Stockholder’s name)

Print Title:	CFO, Magnetic Management LLC

Magnetic Holdings International LLC (DE)
Print Stockholder Name

Signature:	/s/ Robert Crossan

Print Name:	Robert Crossan
(if different than Stockholder’s name)

Print Title:	CFO, Magnetic Management LLC

Brown Brothers Harriman & Co.
Print Stockholder Name

Signature:	/s/ W. Carter Sullivan III

Print Name:	W. Carter Sullivan III
(if different than Stockholder’s name)

Print Title:	Partner

0	Alec H. Petro
Print Stockholder Name

	Signature:	/s/ Alec H. Petro

Print Name:
(if different than Stockholder’s name)

Print Title:	Managing Director
Gamma Fund I AHP Holdings

Gamma GFI LP
Print Stockholder Name

Signature:	/s/ Alec H. Petro

Print Name:	Alec H. Petro
(if different than Stockholder’s name)

Print Title:	Managing Director

Gamma Fund I LP
Print Stockholder Name

Signature:	/s/Alec Petro

Print Name:	Alec Petro
(if different than Stockholder’s name)

Print Title:	Managing Director

AHP Holdings, LP
Print Stockholder Name

Signature:	/s/ Alec Petro

Print Name:	Alec Petro
(if different than Stockholder’s name)

Print Title:	Managing Partner

AHP Holdings, LP
Print Stockholder Name

Signature:	/s/ Alec Petro

Print Name:	Alec Petro
(if different than Stockholder’s name)

Print Title:	Managing Partner

Hambrecht & Quist California
Print Stockholder Name

Signature:	/s/ Thomas Szymoniak

Print Name:	Thomas Szymoniak
(if different than Stockholder’s name)

Print Title:	Attorney-in-Fact

Access Technology Partners Broker’s Fund LP
Print Stockholder Name

Signature:	/s/ Thomas Szymoniak

Print Name:	Thomas Szymoniak
(if different than Stockholder’s name)

Print Title:	Attorney-in-Fact

Access Technology Partners LP
Print Stockholder Name

Signature:	/s/ Thomas Szymoniak

Print Name:	Thomas Szymoniak
(if different than Stockholder’s name)

Print Title:	Attorney-in-Fact

H & Q Employee Venture Fund 2000, LP.
Print Stockholder Name

Signature:	/s/ Thomas Szymoniak

Print Name:	Thomas Szymoniak
(if different than Stockholder’s name)

Print Title:	Attorney-in-Fact

CMS Co-Investment Subpartnership
Print Stockholder Name

Signature:	/s/ Thomas F. D. Fridio

Print Name:	Thomas F. D. Fridio
(if different than Stockholder’s name)

Print Title:	Authorised Signatory

SCHEDULE A

Fenics Stockholders

3i PLC	Brendan Foley
91 Waterloo Road	Old Pond House, Village Road
London SE1 8 XP	Dorney, Windsor, SL4 6QJ
Attn: Dara Mitchell

Thompson Clive Investments plc	John Ashworth
24 Old Bond Street	Ropers Farm, Nutbourne, Pulborough
London W1X4JD	West Sussex, RH20 2HF
Attn: John Baker

HSBC International Trustee Limited	Mark Simon
re: Thompson Clive International	Cheapside Farmhouse, Sanridgebury Lane
P.O. Box 88, 1 Grenville Street	St Albans, Hertfordshire, AL3 6JF
St. Helier, Jersey JE4 9PF
Attn: Caron Tomlinson

SG Hambros Trust Company (Jersey) Ltd as	Richard Mead
Trustees of the Third Graymarsh Trust	Clayfurlong House, Kemble, Cirencester
P.O. Box 1977 The Esplanade	Gloucestershire, GL7 6BS
St. Helier, Jersey JE4 8RT
Attn: Simon Morris

SG Hambros Trust Company (Jersey) Ltd as	Simon Rockall
Trustees of the Alexandra Simon 1995	21 Cross Way, Petts Wood
Settlement	Kent, BR5
P.O. Box 1977 The Esplanade
St. Helier, Jersey JE4 8RT
Attn: Simon Morris

Adam & Company (Nominees) Limited	Posaune Limited
238 West George Street	PO Box 122, Helvetia Court, South Esplanade
Glasgow, G2 4QY	St Peter Port, Guernsey GY1 4EE
Attn: Don Bremner	Attn: Julia Church

The Michael Adam 2000 Discretionary	N-Two LLC
Settlement	Robert Crossan
Withers Solicitors, 12 Gough Square	100 Wall Street, 4th Floor
London, EC4A 3DW	New York, NY 10005
Attn: John Riches

A-1

Michael Adam

Kennox House, Kilwinning Road

Stewarton, Kilmarnock, Ayrshire KA3 3EF

A-2

SCHEDULE B

Series A Stockholders

Magnetic Holdings International LLC (DE)	Access Technology Partners Brokers Fund, LP
c/o GFI Group Inc.	c/o Chase H&Q
100 Wall Street	1 Bush Street
New York, NY 10005	San Francisco, CA 94104
Attn: Michael Gooch	Attn: Armineh Baghomian

Magnetic Holdings International LLC (DNE)	Hambrecht & Quist California
c/o GFI Group Inc.	c/o Chase H&Q
100 Wall Street	1 Bush Street
New York, NY 10005	San Francisco, CA 94104
Attn: Michael Gooch	Attn: Armineh Baghomian

Magnetic Holdings International LLC (FE)	H&Q Employee Venture Fund 2000
c/o GFI Group Inc.	c/o Chase H&Q
100 Wall Street	1 Bush Street
New York, NY 10005	San Francisco, CA 94104
Attn: Michael Gooch	Attn: Armineh Baghomian

Magnetic Holdings International LLC (FNE)	Nicholas Brown
c/o GFI Group Inc.	104 Wigwam Road
100 Wall Street	Locust, NJ 07760
New York, NY 10005
Attn: Michael Gooch

Gamma GFI LP	AHP Holdings LP
555 Croton Road, Suite 111	37 Fort Hill Lane
King of Prussia, PA 19406	Duxbury, MA
Attn: Alec Petro	02332
Attn: Alec Petro

Venturion GFI LLC	Gamma Fund I LP
275 Madison Avenue, 38th Floor	555 Croton Road, Suite 111
New York, NY 10016	King of Prussia, PA 19406
Attn: Geoff Kalish	Attn: Alec Petro

Brown Brothers Harriman	Londonderry Management Corp.
59 Wall Street	420 Lexington Avenue
New York, NY 10005	New York, NY 10170
Attn: Ann Hobart	Attn: Kevin McGrath

CMS Co. Investment Partnership LP	JP Morgan Securities Inc.
1926 Arch Street	1 Bush Street
Philadelphia, PA 19103-1484	San Francisco, CA 94104
Attn: Ingrid Welch	Attn: Lorraine Maldaque

Greg Smith	Jason Worth
JP Morgan H&Q	JP Morgan H&Q
1 Bush Street	1 Bush Street
San Francisco, CA 94104	San Francisco, CA 94104

Paul Noglows	Jim Pettit
277 Park Ave 10th Floor	311 Sheridan Avenue
New York, NY 10172-3407	Piedmont, CA 94611

Mark Slater	Morgan Witt Alliance Ltd.
94 West Springfiled St	41 River Terrace, #308
Boston, MA 02118	New York, NY 10282
Att:Edward Witt

Access Technology Partners LP

c/o Chase H&Q

1 Bush Street

San Francisco, CA 94104

Attn: Armineh Baghomian

SCHEDULE C

Series B Stockholders

Entre Networks, Inc.	Veritas Ventures LLC
5 Great Valley Parkway, Suite 314	6 Cove Lane
Malvern, PA 19355	Meford, NJ 08056
Attn: Joyce M. Marr	Attn: John Culbertson

AHP Holdings LP	Sean P. Duffy
37 Fort Hill Lane	9 Oldwoods Road
Duxbury, MA	Saddleriver, NJ 07458
02332
Attn: Alec Petro

N-Two LLC	Michael Brennan
100 Wall Street	6 The Old Barracks
New York, NY 10005	London W84PU
Attn: Robert Crossan (c/o GFI)

Olympia Valley LLP	Lionel Bouaziz
10 Great Woods Lane	11 Windsor Court, Vicarage Crescent
Malvern, PA 19355	London SW11 3LA
Attn: Tom Piersanti

Schell Investment, LLC
555 Croton Road, Suite 111
King of Prussia, PA 19406
Attn: Tom Mahoney

C-1

SCHEDULE D

Series C Stockholders

Global Private Equity IV Limited Partnership

Advent Partners (NA) GPE-IV Limited Partnership

Advent Partners GPE-IV Limited Partnership

Advent Partners Limited Partnership

C/O Advent International Corporation

75 State Street

Boston, MA 02109

Attn: Robert Taylor

Venturion GFI LLC

Venturion GFI II, LLC

275 Madison Avenue, 38th Floor

New York, NY 10016

Attn: Geoff Kalish

3i Group PLC

91 Waterloo Road

London SE1 8XP

United Kingdom

Attn:  Dara Mitchell

CMS Co-Investment Subpartnership

1926 Arch Street

Philadelphia, PA 19103-1484

Attn:  Ingrid Welch

SCHEDULE E

Class B Common Stockholders

Richard Kates	Salomon Smith Barney as Custodian for
47 Mercer Street, #5	Achilles Macris IRA
New York, NY 10013	1 Penn Plaza, 39th Floor
Rasweiler Group
New York, NY 10119
Attn: Garrett Buckley

Dawn Ragan Heyman	Navier, Stokes and Co.
100 Balboa Court	c/o Veritas
Irving, TX 75062	91 Medinat Hayehudim Street
Herzliya Pituach, Israel 46120
Attn: Gideon Tolkowsky

Peter J. McNally	KT Investments
315 East 80th Street, Apt 5A	c/o Veritas
New York, NY 10021	91 Medinat Hayehudim Street
Herzliya Pituach, Israel 46120
Attn: Yadim Kaufman

Katten Munchin & Zavis	George Handjinicolaou
525 West Monroe Street, Suite 1600	1598 Maddux Lane
Chicago, IL 60661-3693	McLean, VA 22101
Attn: Vincent F. Sergi

Venturion Market-Making Ventures, LLC	Ashish Shah
275 Madison Avenue, 38th Floor	303 East 18th Street, 2nd Floor
New York, NY 10016	New York, NY 10003
Attn: Geoff Kalish

Daniel & Natalie Barkan	Al-Noor Ramji
17 Schechterman Street	1801 California Street, 34th Floor
Ramat Efal, Israel	Denver, Colorado 80202

Richard Hochstein	David Bolas
5103 10th Avenue	3689 Clay Mountain Drive
Brooklyn, NY 11219	Medina, OH 44256

Richard K. Palmer	Leopard Aggressive Fund
5 Brookbank Road	118 East 60 Street, Apt 29A
Orinda, CA 94563	New York, NY 10022
Attn: Alain Berdouare

Jersey Partners Inc.	C. Pascal Isbell
100 Wall Street, 4th Floor	55 Wetherby Mansions
New York, NY 10005	Earls Court Square
Attn: Robert Crossan (c/o GFI)	London, England SW5 9BH

SCHEDULE F

Class A Common Stockholders

Jersey Partners Inc.

100 Wall Street, 4th Floor

New York, NY 10005

Attn: Robert Crossan (c/o GFI)

F-1